UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 11, 2020
Date of Report (date of earliest event reported)
_________________
TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01    Other Events.
The U.S. Securities and Exchange Commission (the “SEC”) issued an order (Release No. 34-88318) on March 4, 2020, as modified and superseded by a new order (Release No. 34-88465) issued by the SEC on March 25, 2020, providing conditional relief to public companies that are unable to timely comply with their filing requirements as a result of the coronavirus (COVID-19) pandemic (the “Order”). The COVID-19 pandemic has had a significant impact on the ability of TransEnterix, Inc. (the “Company”) to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), and the Company has elected to rely on the conditional filing relief provided under the Order in connection with the filing of its Quarterly Report.
The COVID-19 pandemic has caused unexpected disruptions to the Company’s operations and requires that the Company conduct further analyses and assessments to determine the impact of such disruptions on the Company’s financial statements for the preparation of its Quarterly Report. Furthermore, the Company has experienced a significant disruption of its personnel. All of the Company’s facilities are in locations that are subject to, or have been subject to, stay-at-home or shelter-in-place orders and the Company’s office-based employees have been primarily working from home.
As previously disclosed, the Company intends to hold its 2020 first quarter financial and operating results conference call on May 14, 2020 at 8:00 am ET. The Company intends to file its Quarterly Report as promptly as possible thereafter, but, in any event, no later than June 25, 2020, which is 45 days from the Quarterly Report’s original filing deadline of May 11, 2020.
Risk Factors
The Company is supplementing its risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factors:
The coronavirus (COVID-19) pandemic has negatively impacted our operations.
We have facilities located in the United States, Israel, Japan and Italy. All of our facilities are in locations that are subject to, or have been subject to, stay-at-home or shelter-in-place orders. Our employees are working from home wherever possible. Our Senhance Systems are manufactured at a contract manufacturing facility in Milan. With the quarantine in Northern Italy, the assembly of new units has been disrupted. A variety of travel restrictions, have caused a delay in our product installation and training activities in recent weeks, and are expected to continue. Elective surgeries have been halted in the United States and Europe and only limited procedures are being done in Japan. This has significantly impacted our ability to place our Senhance Systems, provide training, and increase the use of the Senhance Systems in place.
The global spread of COVID-19 and the various attempts to contain it have created significant volatility, uncertainty and economic disruption. The full extent to which the COVID-19 pandemic and the various responses to it impacts our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the availability and cost to access the capital markets; the effect on our customers and customer demand for Senhance systems and the ability to provide training services; and disruptions or restrictions on our employees’ ability to work and travel. In addition, any preventative or protective actions that governments implement or that we take in respect of COVID-19, such as travel restrictions or stay-at-home orders, may interfere with the ability of our employees, vendors and contract manufacturers to perform their respective responsibilities and obligations relative to the conduct of our business. Such results could have a material adverse effect on our operations, business, financial condition, results of operations, or cash flows.
We believe the COVID-19 pandemic will continue to harm our operations and negatively impact our ability to implement our market development efforts, which will have a negative effect on our financial condition.

We announced a restructuring plan to reduce our operating expenses prior to the COVID-19 pandemic, and have instituted additional reductions in response to the COVID-19 pandemic. We may not achieve some or all of the expected benefits of our restructuring plan and the restructuring may adversely affect our business.
Following the disappointing 2019 commercial results, we restructured our organization to focus on market development and increasing use of the Senhance System, rather than focusing on building our sales team. Our restructuring, which included employee reductions is designed to re-align our commercial organization through re-prioritization of certain geographical markets and to implement operational excellence through strategic reallocation of resources.  The COVID-19 pandemic has caused, among other things, a global reduction in elective surgery which has had a significant impact on our market development activities. In addition, we have implemented salary reductions, canceled all 2020 trade show participation and significantly reduced our travel expenses in response to the COVID-19 pandemic’s impact on our business. We may continue to encounter unexpected costs while implementing our restructuring and may not be successful in reducing our operating expenses as much as needed. We may undertake additional restructurings in the future. Implementation of a restructuring plan is costly and disruptive to our business, and we may not be able to obtain the estimated cost savings and benefits that were initially anticipated in connection with our restructuring in a timely manner or at all. Additionally, as a result of any restructuring, we may experience a loss of continuity, loss of accumulated knowledge and/or inefficiency during transitional periods. Reorganization and restructuring can require a significant amount of management and other employees’ time and focus, which may divert attention from operating and growing our business. Any failure to properly execute the restructuring plans could result in total costs that are greater than expected and cause us not to achieve the expected long-term operational benefits and adversely affect our financial condition, operating results and future operations.
Under the restructuring plan, we determined that the carrying value of our inventory exceeded the net realizable value due to a decrease in expected sales. The restructuring charges amounted to $8.8 million for the year ended December 31, 2019, of which $7.4 million was an inventory write down based on management’s estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Significant items subject to such estimates and assumptions include identifiable intangible assets, contingent consideration, warrant liabilities, stock compensation expense, revenue recognition, accounts receivable reserves, excess and obsolete inventory reserves, inventory classification between current and non-current, and deferred tax asset valuation allowances. We cannot assure you that additional write downs or other charges related to any management estimates will not be needed.
Forward-Looking Statements
This Current Report on Form 8-K contains various forward-looking statements within the meaning of federal securities laws. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The Company can give no assurances that such plans will be attained or achieved. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, the COVID-19 pandemic, and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: May 11, 2020	/s/ Brett Farabaugh
Brett Farabaugh
Interim Chief Financial Officer

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